EXHIBIT 99.1

PRESS RELEASE

VCG HOLDING CORP. TO MOVE TO THE

NASDAQ GLOBAL MARKET

DENVER, CO (BUSINESS WIRE) — December 17, 2007 — VCG Holding Corp. (AMEX: PTT), a growing and leading consolidator and operator of adult nightclubs, today announced it has been approved  to move the listing of its common stock from the American Stock Exchange to The NASDAQ Global Market®.  The Company anticipates that its common stock will commence trading on NASDAQ under the symbol “VCGH” on December 28, 2007.

Troy Lowrie, Chairman and CEO of VCG Holding, stated “We elected to transfer our listing after careful consideration of the capital market alternatives, input from institutional investors and an analysis of the electronic market model.  NASDAQ promotes innovation and attracts leading growth companies from a diverse group of sectors.  We are looking forward to being a part of The NASDAQ Global Market® and the world’s largest electronic stock market.”

Bob McCooey, SVP of NASDAQ New Listings said: “VCG Holding Corp is a fast growing company with an excellent outlook. We are honored that they have selected NASDAQ, the home of many industry leaders, as the best market for their investors.”

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States.  The Company currently owns 18 adult nightclubs and one upscale dance lounge.  The night clubs are located in Indianapolis, IN, St. Louis, MO, Denver and Colorado Springs, CO, Ft. Worth and Dallas, TX, Raleigh, NC, Minneapolis, MN, Louisville, KY, Portland, ME, and Miami, FL.

Forward-Looking Statements:

Certain statements in this release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors identified from time to time in the Company’s reports with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the year ended December 31, 2006.  All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

Contact:
Troy H. Lowrie, CEO
Brent Lewis, CFO
VCG Holding Corp.
390 Union Blvd, Suite 540
Lakewood, Colorado 80228
Telephone	303.934.2424
Facsimile	303-922.0746
Email:	tlowrie@vcgh.com
blewis@vcgh.com